UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 2, 2007

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on July 5, 2007 (the “Initial Filing”), the Board of Directors of Interleukin Genetics, Inc. (the “Company”) appointed its then-Chairman, Thomas R. Curran, Jr., age 48, as Interim Chief Executive Officer of the Company on July 2, 2007. This Amendment No. 1 amends the Initial Filing to include the terms of the compensation arrangement for Mr. Curran’s services between the Company and Mr. Curran’s employer, Alticor Inc. (“Alticor”), the corporate parent of Pyxis Innovations Inc., the Company’s largest stockholder.

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure provided under Item 5.02 below is incorporated herein by reference.

ITEM 5.02.            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 17, 2007, the Company entered into an agreement with Alticor, effective as of July 3, 2007, with respect to the services of Mr. Curran.  Pursuant to the terms of the agreement, and in exchange for Mr. Curran’s services as Interim Chief Executive Officer to the Company during the term of the agreement, the Company will pay directly to Alticor $30,000 per month.  The Company will reimburse Mr. Curran directly for travel and other incidental expenses incurred in the performance of his services for the Company. Either the Company or Alticor may terminate the agreement at any time by providing fifteen days advance written notice to the other party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: December 19, 2007	/s/ THOMAS R. CURRAN, JR.
Thomas R. Curran, Jr.
Interim Chief Executive Officer
(Signature)